UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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SCHEDULE 14A INFORMATION

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Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Arcimoto, Inc.
(Name of Registrant as Specified In Its Charter)

_________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

EXTREMELY IMPORTANT

Re: Your investment in Arcimoto, Inc.

Dear Shareholder:

We have been trying to get in touch with you regarding a very important matter pertaining to your investment in Arcimoto, Inc. (the “Company”). The Company needs your input regarding important proposals to be voted at this year’s Special Meeting of Shareholders.

It is very important that we speak to you regarding this matter. The call will only take a few moments of your time and there is no confidential information required.

Please contact us toll-free at 1-866-257-5415 between the hours of 9:00 a.m. and 11:00 p.m. Eastern Time (Monday through Friday) and 12:00 p.m. to 6:00 p.m. Eastern Time (Saturday). At the time of the call please reference the number listed above.

The Special Meeting Proxy contains important details; please read them carefully. The Proxy Statement is available for free at: https://www.sec.gov/Archives/edgar/data/1558583/000121390023075727/def14a0923_arcimotoinc.htm or by calling Georgeson LLC, the Company’s proxy solicitor toll free at 1-866-257-5415.

Thank you in advance for your participation.